Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value of US$0.0001 per share, of 17 Education & Technology Group Inc., a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 9, 2021.

Shunwei Ventures II Limited	By:	/s/ Tuck Lye Koh
	Name:	Tuck Lye Koh
	Title:	Director

Shunwei China Internet Fund, L.P.	By:	/s/ Tuck Lye Koh
	Name:	Tuck Lye Koh
	Title:	Authorized Representative

Shunwei Capital Partners GP, L.P.	By:	/s/ Tuck Lye Koh
	Name:	Tuck Lye Koh
	Title:	Authorized Representative

Shunwei Capital Partners GP Limited	By:	/s/ Tuck Lye Koh
	Name:	Tuck Lye Koh
	Title:	Director

Shunwei Growth III Limited	By:	/s/ Tuck Lye Koh
	Name:	Tuck Lye Koh
	Title:	Director

Shunwei China Internet Opportunity Fund II, L.P.	By:	/s/ Tuck Lye Koh
	Name:	Tuck Lye Koh
	Title:	Authorized Representative

Shunwei Capital Partners III GP, L.P.	By:	/s/ Tuck Lye Koh
	Name:	Tuck Lye Koh
	Title:	Authorized Representative

Shunwei Capital Partners III GP Limited	By:	/s/ Tuck Lye Koh
	Name:	Tuck Lye Koh
	Title:	Director

Silver Unicorn Ventures Limited	By:	/s/ Tuck Lye Koh
Name:
Title:

Tuck Lye Koh		/s/ Tuck Lye Koh